Exhibit 1.1

EXECUTION COPY

$400,000,000

MasTec, Inc.

4.875% Senior Notes due 2023

Underwriting Agreement

March 6, 2013

BARCLAYS CAPITAL INC.

As Representative of the several Underwriters

named in Schedule I hereto

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Ladies and Gentlemen:

MasTec, Inc., a Florida corporation (the “Company”), proposes to issue and sell $400,000,000 aggregate principal amount of its 4.875% Senior Notes due 2023 (the “Notes”) to the several underwriters named on Schedule I hereto (the “Underwriters”), for which Barclays Capital Inc. is acting as representative (the “Representative”). The Notes will be issued pursuant to an Indenture dated as of June 5, 2009 (the “Base Indenture”) among the Company, the guarantors party thereto and U.S. Bank National Association, as Trustee (the “Trustee”) and a Supplemental Indenture to be dated as of March 18, 2013 (the “Supplemental Indenture,” and together with the Base Indenture, the “Indenture”) among the Company, the Guarantors (as defined below) and the Trustee (the “Trustee”). This agreement (this “Agreement”) is to confirm the agreement concerning the purchase of the Notes from the Company by the Underwriters.

At the Closing Date (as defined in Section 3 hereof), the payment of principal of, premium, if any, and interest on the Notes will be fully and unconditionally guaranteed on a senior unsecured basis, jointly and severally by each of the Company’s subsidiaries listed in Schedule IV hereto (collectively, the “Guarantors”) pursuant to their guarantees (the “Guarantees”) and thereafter by any subsidiary of the Company that executes an additional guarantee in accordance with the terms of the Indenture and, in all cases, their respective successors and assigns. The Notes and Guarantees are herein collectively referred to as the “Securities”.

1. Representations, Warranties and Agreements of the Company and the Guarantors. Each of the Company and the Guarantors, jointly and severally, represent and warrant to, and agree with, each Underwriter that:

(a) An “automatic shelf registration statement” (as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)) on Form S-3 in respect of the Securities (File No. 333-180608) (i) has been prepared by the Company and the Guarantors in conformity with the requirements of the Securities Act, and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder, (ii) has been filed with the Commission under the Securities Act not earlier than the date that is three years prior to the Closing Date (as defined in Section 3 hereof) and (iii) upon its filing with the Commission, automatically became and is effective under the Securities Act. Copies of such registration statement and any amendment thereto (excluding exhibits to such registration statement but including all documents incorporated by reference in each prospectus contained therein) have been delivered by the Company to the Representative; and no other document with respect to such registration statement or any such document incorporated by reference therein has heretofore been filed or transmitted for filing with the Commission. For purposes of this Agreement, the following terms have the specified meanings:

“Applicable Time” means 5:15 p.m. (New York City time) on the date of this Agreement;

“Base Prospectus” means the base prospectus filed as part of the Registration Statement, in the form in which it has most recently been amended on or prior to the date hereof, relating to the Securities;

“Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with each Issuer Free Writing Prospectus filed or used by the Company on or before the Applicable Time and identified on Schedule II hereto, other than a road show that is an Issuer Free Writing Prospectus under Rule 433 of the Rules and Regulations;

“Effective Date” means any date as of which any part of the Registration Statement or any post-effective amendment thereto relating to the Securities became, or is deemed to have become, effective under the Securities Act in accordance with the Rules and Regulations (including pursuant to Rule 430B of the Rules and Regulations);

“Final Term Sheet” means the term sheet prepared pursuant to Section 4(a) of this Agreement and substantially in the form attached in Schedule III hereto;

“Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) prepared by or on behalf of the Company or used or referred to by the Company in connection with the offering of the Securities, including the Final Term Sheet;

“Preliminary Prospectus” means any preliminary prospectus relating to the Securities, including the Base Prospectus and any preliminary prospectus supplement thereto, included in the Registration Statement or as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and provided by the Company to the Representative for use by the Underwriters;

“Prospectus” means the final prospectus relating to the Securities, including the Base Prospectus and the final prospectus supplement thereto relating to the Securities, as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and provided by the Company to the Representative for use by the Underwriters; and

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“Registration Statement” means, collectively, the various parts of the above-referenced registration statement, each as amended as of the Effective Date for such part, including any Preliminary Prospectus or the Prospectus and all exhibits to such registration statement.

Any reference to the “most recent Preliminary Prospectus” will be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) of the Rules and Regulations prior to or on the date hereof (including, for purposes of this Agreement, any documents incorporated by reference therein prior to or on the date of this Agreement). Any reference to any Preliminary Prospectus or the Prospectus will be deemed to refer to and include any documents incorporated by reference therein pursuant to Form S-3 under the Securities Act as of the date of such Preliminary Prospectus or the Prospectus, as the case may be. Any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus will be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and incorporated by reference in such Preliminary Prospectus or the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement will be deemed to include any annual report of the Company on Form 10-K filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Date that is incorporated by reference in the Registration Statement.

(b) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

(c) As of the date the Registration Statement was filed, the Company was a well-known seasoned issuer (as defined in Rule 405 of the Securities Act) eligible to use the Registration Statement as an automatic shelf registration statement and neither the Company nor any Guarantor has received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement.

(d) The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each Issuer Free Writing Prospectus complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the Issuer Free Writing Prospectuses, if any, identified in Schedule II hereto, and electronic road shows, if any, furnished to the Underwriters before first use, the Company has not prepared, used or referred to, and will not, without the Underwriters’ prior consent, prepare, use or refer to, any Issuer Free Writing Prospectus. Any Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of Securities or until any earlier date that the Company notified or notifies the Representative of any event regarding the Company described in Sections 4(f) and 4(g), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Disclosure Package or the Prospectus, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

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(e) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement as of the date hereof does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iv) the Disclosure Package, at the Applicable Time, does not, and at the time of sale of the Securities pursuant to the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 3), the Disclosure Package, as then amended or supplemented, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (v) each road show, if any, when considered together with the Disclosure Package, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vi) the Prospectus as of its date and, as amended or supplemented, if applicable, on the Closing Date, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Disclosure Package or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use therein (which information is specified in Section 12 hereof).

(f) The documents incorporated or deemed to be incorporated by reference in the Disclosure Package or the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder (the “Exchange Act Regulations”), and, when read together with the other information in the Disclosure Package or the Prospectus at its date and at the Closing Date, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(g) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Disclosure Package and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

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(h) Each “significant subsidiary” as such term is defined in Item 1-02 of Regulation S-X promulgated by the Commission (each a “Significant Subsidiary”) of the Company is listed on Schedule V hereto. Each Significant Subsidiary of the Company has been duly incorporated or organized, is validly existing as a corporation or limited liability company in good standing under the laws of the respective jurisdiction of incorporation or organization, has the corporate or limited liability company power and authority to own its respective property and to conduct its respective businesses as described in the Disclosure Package and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its respective businesses or ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except as set forth in the Registration Statement.

(i) Each Guarantor has been duly incorporated or organized, is validly existing as a corporation or limited liability company in good standing under the laws of the respective jurisdiction of incorporation or organization, has the corporate or limited liability company power and authority to own its respective property and to conduct its respective businesses as described in the Disclosure Package and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its respective businesses or ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock of each Guarantor have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims except as set forth in the Registration Statement.

(j) This Agreement has been duly authorized, executed and delivered by the Company and the Guarantors.

(k) The Indenture has been duly authorized by the Company and the Guarantors and, at the Closing Date, will have been duly executed and delivered by the Company and the Guarantors and will constitute a valid and binding agreement of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the rights and remedies of creditors generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding at law or in equity). The Indenture (i) has been qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) and (ii) complies as to form with the requirements of the Trust Indenture Act.

(l) The Notes to be purchased by the Underwriters from the Company are in the form contemplated by the Indenture, have been duly authorized for issuance and sale pursuant to this Agreement and the Indenture and, at the Closing Date, will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding agreements of the Company, enforceable in accordance with their terms, except as the

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enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the rights and remedies of creditors generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding at law or in equity) and will be entitled to the benefits of the Indenture. The Guarantees are in the respective forms contemplated by the Indenture, have been duly authorized for issuance and sale pursuant to this Agreement and the Indenture by the respective Guarantor and, at the Closing Date, will have been duly executed by each of the Guarantors and, when the Notes have been authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefore, will constitute valid and binding agreements of the Guarantors, enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the rights and remedies of creditors generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding at law or in equity) and will be entitled to the benefits of the Indenture.

(m) The Securities, when issued, and the Indenture will, in all material respects, conform as to legal matters to the description thereof contained in each of the Disclosure Package and the Prospectus.

(n) The statements in the Disclosure Package and the Prospectus under the headings “Description of the Notes” and “Material U.S. Federal Tax Considerations” fairly summarize, in all material respects, the matters therein described.

(o) The execution and delivery by the Company and the Guarantors of, and the performance by the Company and the Guarantors of their respective obligations under, this Agreement, the Indenture, the Securities and any other agreement or instrument entered into or issued or to be entered into by the Company and the Guarantors in connection with the transactions contemplated hereby or thereby will not contravene any provision of applicable law or the certificate of incorporation or other organizational document or by-laws or operating agreement of the Company or the Guarantors or any agreement or other instrument binding upon the Company or any of its subsidiaries or the Guarantors that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any Guarantor, the violation of which would have a material adverse effect on the Company and its subsidiaries, taken as a whole, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company or the Guarantors of their respective obligations under this Agreement, the Indenture, the Securities and any other agreement or instrument entered into or issued or to be entered into by the Company or the Guarantors in connection with the transactions contemplated hereby or thereby except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities or except for those the failure of which to be obtained would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(p) Since the respective dates as of which information is given in the most recent Preliminary Prospectus and the Prospectus, there has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Disclosure Package.

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(q) Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Disclosure Package and the Prospectus, (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries except in each case as described in each of the Registration Statement, the Disclosure Package and the Prospectus, respectively.

(r) The Company has an authorized equity capitalization as set forth in the most recent Preliminary Prospectus and the Prospectus.

(s) The financial statements and the notes thereto included or incorporated by reference in the Disclosure Package and the Prospectus present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated and comply as to form in all material respects with the Rules and Regulations, except as otherwise noted therein; and the supporting schedules included or incorporated by reference in the Disclosure Package and the Prospectus present fairly in all materials respects the information required to be stated therein.

(t) BDO USA, LLP, which has audited certain financial statements of the Company and delivered its report with respect to the audited consolidated financial statements included in the Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act and the Exchange Act, and the applicable Rules and Regulations and Exchange Act Regulations thereunder.

(u) Each Preliminary Prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, when so filed complied as to form in all material respects with the Securities Act and the applicable Rules and Regulations of the Commission thereunder.

(v) Neither the Company nor any Guarantor is, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Prospectus will be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(w) There are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject other than proceedings accurately described in all material respects in the Disclosure Package and the Prospectus and proceedings that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by the Disclosure Package and the Prospectus.

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(x) Neither the Company nor any of its Subsidiaries has taken, directly or indirectly, any action designed to cause or result in, or which might cause or result in, the stabilization or manipulation of the price of the Securities to facilitate the sale or resale of the Securities.

(y) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(z) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; and such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its Subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.

(aa) No material labor dispute with the employees of the Company, the Guarantors or any of their subsidiaries exists, except as described in the Disclosure Package and the Prospectus, or, to the knowledge of the Company and the Guarantors, is imminent; and the Company and the Guarantors are not aware of any existing, threatened or imminent labor disturbance by the employees of any of their principal suppliers, manufacturers or contractors that could have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(bb) The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the Disclosure Package and the Prospectus.

(cc) The Company and its subsidiaries own or possess, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with

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asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(dd) Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(ee) Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the Company is not obligated with respect to any costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(ff) Except as disclosed in the Registration Statement, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Securities registered pursuant to the Registration Statement.

(gg) Neither the Company nor any of its Subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(hh) The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

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(ii) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(jj) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in the Disclosure Package or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in the Disclosure Package.

(kk) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for, the absence of which insurance could reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the Disclosure Package.

For purposes of this Section 1, as well as for Section 6 hereof, references to “the most recent Preliminary Prospectus and the Prospectus” or “the Disclosure Package and the Prospectus” are to each of the most recent Preliminary Prospectus or the Disclosure Package, as the case may be, and the Prospectus as separate or stand-alone documentation (and not the most recent Preliminary Prospectus or the Disclosure Package, as the case may be, and the Prospectus taken together), so that representations, warranties, agreements, conditions and legal opinions will be made, given or measured independently in respect of each of the most recent Preliminary Prospectus or the Disclosure Package, as the case may be, and the Prospectus, in each case as of the dates that such representations, warranties, agreements, and conditions are so made, given or measured.

2. Purchase of the Securities by the Underwriters. Subject to the terms and conditions and upon the basis of the representations and warranties herein set forth, the Company agrees to issue and sell to the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a price equal to 98.50% of the principal amount thereof, plus accrued interest, if any, from March 18, 2013, the principal amount of the Securities set forth opposite such Underwriter’s name in Schedule I hereto.

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3. Delivery of and Payment for Notes. Delivery of the Securities will be made at the offices of Shearman & Sterling LLP, 599 Lexington Avenue, New York, NY 10022, or at such place or places as mutually may be agreed upon by the Company and the Underwriters, at 10:00 A.M., New York City time, on March 18, 2013 or on such later date not more than three Business Days after such date as may be determined by the Representative and the Company (the “Closing Date”).

Delivery of the Securities will be made to the Representative by or on behalf of the Company against payment of the purchase price therefor by wire transfer of immediately available funds. Delivery of the Notes will be made through the facilities of The Depository Trust Company (“DTC”) unless the Representative will otherwise instruct. Delivery of the Notes at the time and place specified in this Agreement is a further condition to the obligations of each Underwriter.

4. Covenants of the Company and the Guarantors. The Company and each Guarantor covenants and agrees with each Underwriter that:

(a) The Company (i) will prepare the Prospectus in a form approved by the Representative and file the Prospectus pursuant to Rule 424(b) of the Rules and Regulations within the time period prescribed by such Rule; (ii) will not file any amendment or supplement to the Registration Statement or the Prospectus or file any document under the Exchange Act before the termination of the offering of the Securities by the Underwriters if such document would be deemed to be incorporated by reference into the Prospectus, which filing is not consented to by the Representative after reasonable notice thereof (such consent not to be unreasonably withheld or delayed); (iii) will advise the Representative, promptly after it receives notice thereof, of the time when any amendment or supplement to the Registration Statement, the most recent Preliminary Prospectus or the Prospectus has been filed and will furnish the Representative with copies thereof; (iv) will prepare the Final Term Sheet, substantially in the form of Schedule III hereto and approved by the Representative and file the Final Term Sheet pursuant to Rule 433(d) of the Rules and Regulations within the time period prescribed by such Rule; (v) will advise the Representative promptly after it receives notice thereof, of the issuance by the Commission or any state or other regulatory body of any stop order or any order suspending the effectiveness of the Registration Statement, suspending or preventing the use of any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus or suspending the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceedings for any such purpose or pursuant to Section 8A of the Securities Act, of receipt by the Company from the Commission of any notice of objection to the use of the Registration Statement or any post-effective amendment thereto or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information; and (vi) will use its reasonable best efforts to prevent the issuance of any stop order or other such order or any such notice of objection and, if a stop order or other such order is issued or any such notice of objection is received, to obtain as soon as possible the lifting or withdrawal thereof.

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(b) The Company will prepare and file with the Commission, promptly upon the request of the Representative, any amendments or supplements to the Registration Statement, the Disclosure Package or the Prospectus which, in the reasonable opinion of the Representative, may be necessary or advisable in connection with the offering of the Securities.

(c) The Company will furnish to the Representative and to counsel for the Underwriters, without charge, three signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to the Underwriters in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 4(f) or 4(g) below, as many copies of the Disclosure Package, the Prospectus and any supplements and amendments thereto or to the Registration Statement as the Representative may reasonably request.

(d) Before amending or supplementing the Registration Statement, the Disclosure Package or the Prospectus, to furnish to the Underwriters a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Underwriters reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus relating to the Securities required to be filed pursuant to such Rule.

(e) The Company and each Guarantor will not to take any action that would result in an Underwriter or the Company or any Guarantor being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(f) If the Disclosure Package is being used to solicit offers to buy the Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Disclosure Package in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Disclosure Package conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Disclosure Package to comply with applicable law, forthwith to prepare, the Company will file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Disclosure Package so that the statements in the Disclosure Package as so amended or supplemented will not, in the light of the circumstances when delivered to a prospective purchaser, be misleading or so that the Disclosure Package, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Disclosure Package, as amended or supplemented, will comply with applicable law.

(g) If, during such period after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the

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statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, the Company will file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Representative will furnish to the Company) to which Securities may have been sold by the Representative on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(h) To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriters shall reasonably request.

(i) To make generally available to the Company’s security holders and to the Underwriters as soon as practicable an earning statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the Rules and Regulations of the Commission thereunder.

(j) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Securities under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Disclosure Package, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Securities to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Securities under state securities laws and all expenses in connection with the qualification of the Securities for offer and sale under state securities laws as provided in Section 4(h) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Financial Industry Regulatory Authority, Inc., which, in the context of this offering, are anticipated to be none, (v) the costs and charges of any transfer agent, registrar or depositary, (vi) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic roadshow, expenses associated with the production of road show slides and graphics, fees and expenses of any

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consultants engaged in connection with the road show presentations with the prior approval of the Company, and travel and lodging expenses of the representatives and officers of the Company and any such consultants (except that the cost of any aircraft chartered in connection with the road show shall be paid by the Representative), (vii) the document production charges and expenses associated with printing this Agreement and (viii) all other costs and expenses incident to the performance of the obligations of the Company and the Guarantors hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section and Section 7 entitled “Indemnity and Contribution,” the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel and any advertising expenses connected with any offers they may make. If the sale of the Securities provided for herein is not consummated by reason of acts of the Company or changes in circumstances of the Company pursuant to Section 9 of this Agreement which prevent this Agreement from becoming effective, or by reason of any failure, refusal or inability on the part of the Company or any of its advisors to perform any agreement or fulfill any condition on its part contained herein to be performed, the Company will reimburse the Underwriters for all reasonable out-of-pocket disbursements (including fees and expenses of counsel to the Underwriters) incurred by the Underwriters in connection with any investigation or preparation made by them in respect of the marketing of the Notes or in contemplation of the performance by them of their obligations hereunder.

(k) Until completion of the distribution of the Securities, the Company will timely file all reports, documents and amendments to previously filed documents required to be filed by it pursuant to Section 12, 13(a), 13(c), 14 or 15(d) of the Exchange Act.

(l) The Company will apply the net proceeds from the sale of the Securities as set forth in the most recent Preliminary Prospectus and the Prospectus.

(m) Until 90 days following the Closing Date, the Company and the Guarantors will not, without the prior written consent of the Representative, directly or indirectly, issue, sell, offer to sell, grant any option for the sale of or otherwise dispose of, any debt securities that are substantially similar to the Securities (including, without limitation, with respect to the maturity, currency, interest rate and other material terms of the Securities).

(n) The Company will pay the required Commission filing fees relating to the Securities within the time period required by Rule 456(b)(1) of the Rules and Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Rules and Regulations.

(o) If required by Rule 430B(h) of the Rules and Regulations, the Company will prepare a prospectus in a form approved by the Representative and file such prospectus pursuant to Rule 424(b) of the Rules and Regulations not later than may be required by such Rule; and the Company will make no further amendment or supplement to such prospectus that will be disapproved by the Representative promptly after reasonable notice thereof.

(p) The Company will not take, directly or indirectly, any action designed to cause or result in, or that might cause or result in, stabilization or manipulation of the price of the Securities to facilitate the sale or resale of the Securities.

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(q) The Company will comply with all agreements set forth in the representation letters of the Company to DTC relating to the acceptance of the Notes for “book-entry” transfer through the facilities of DTC.

5. Free Writing Prospectuses.

(a) The Company represents and warrants to, and agrees with, each Underwriter that (i) the Company has not made, and will not, make any offer relating to the Notes that would constitute an Issuer Free Writing Prospectus without the prior consent of the Representative (which consent being deemed to have been given with respect to (A) the Final Term Sheet prepared and filed pursuant to Section 4(a) hereof and (B) any other Issuer Free Writing Prospectus identified on Schedule II hereto); (ii) each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations on the date of first use, and the Company has complied with any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to Rule 433 of the Rules and Regulations; (iii) each Issuer Free Writing Prospectus will not, as of its issue date and through the time the Securities are delivered pursuant to Section 3 hereof, include any information that conflicts with the information contained in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus; and (iv) each Issuer Free Writing Prospectus, when considered together with the information contained in the most recent Preliminary Prospectus, did not, as of the Applicable Time, does not, as of the date hereof, and will not, as of the Closing Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b) Each Underwriter represents and warrants to, and agrees with, the Company and each other Underwriter that it has not made, and will not make any offer relating to the Securities that would constitute a “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) required to be filed with the Commission, without the prior consent of the Company and the Representative.

(c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representative and, if requested by the Representative, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission.

6. Conditions of Underwriters’ Obligations. The obligations of the Underwriters hereunder are subject to the accuracy, as of the date hereof and the Closing Date (as if made at the Closing Date), of the representations and warranties of the Company and the Guarantors contained herein, to the performance by the Company and the Guarantors of their respective obligations hereunder and to the following additional conditions:

(a) The Prospectus shall have been filed with the Commission in a timely fashion in accordance with Section 4(a) hereof; all filings (including, without limitation, the

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Final Term Sheet) required by Rule 424(b) or Rule 433 of the Rules and Regulations shall have been made within the time periods prescribed by such Rules, and no such filings will have been made without the consent of the Representative; no stop order suspending the effectiveness of the Registration Statement or any amendment or supplement thereto, preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, or suspending the qualification of the Securities for offering or sale in any jurisdiction shall have been issued; no proceedings for the issuance of any such order shall have been initiated or threatened pursuant to Section 8A of the Securities Act; no notice of objection of the Commission to use the Registration Statement or any post-effective amendment thereto shall have been received by the Company; and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been disclosed to the Representative and complied with to the Representative’s satisfaction.

(b) No Underwriter shall have been advised by the Company, or shall have discovered and disclosed to the Company, that the Registration Statement, the most recent Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement thereto contains an untrue statement of fact which, in the opinion of the Representative or of counsel to the Underwriters, is material, or omits to state any fact which, in the opinion of the Representative or of counsel to the Underwriters, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(c) The Representative shall have received from Shearman & Sterling LLP, counsel to the Underwriters, such opinion or opinions, addressed to the Underwriters, dated the Closing Date and in form and substance satisfactory to the Representative, with respect to the Securities, Indenture, Registration Statement, Prospectus and Disclosure Package and other related matters as the Representative may reasonably require, and the Company shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

(d) The Representative shall have received on the Closing Date an opinion (addressed to each Underwriter) of (i) Greenberg Traurig, P.A., outside counsel for the Company and certain Guarantors, (ii) Fried, Frank, Harris, Shriver & Jacobson LLP, outside counsel for the Company and the Guarantors, and (iii) outside counsel satisfactory to the Representative for certain Guarantors, dated the Closing Date, substantially in the form set forth in Exhibit A to this Agreement.

(e) The Representative shall have received the opinion, dated the Closing Date and addressed to the Underwriters, of Albert de Cardenas, Executive Vice President and General Counsel of the Company, substantially in the form set forth in Exhibit B to this Agreement.

(f) The Representative shall have received an opinion, dated the Closing Date and addressed to the Underwriters, of Albert de Cardenas, Executive Vice President and General Counsel of the Company, with respect to Cam Communications, Inc., Power Partners MasTec, LLC, Three Phase Line Construction, Inc. and Three Phase Acquisition Corp., substantially in the form set forth in Exhibit C to this Agreement.

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(g) The Representative shall have received a certificate, dated the Closing Date, signed by the Chief Executive Officer or any Executive or Senior Vice President of the Company and by the Chief Financial Officer or the Chief Accounting Officer of the Company to the effect that: (i) the representations and warranties of the Company in this Agreement are true and correct, as if made at and as of the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be complied with or satisfied at or prior to the Closing Date; (ii) no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for any such purpose have been initiated or, to the knowledge of such officers, threatened; and the Commission has not notified the Company of any objection to the use of the form of Registration Statement or any post-effective amendment thereto; (iii) all filings required by Rule 424(b) or Rule 433 of the Rules and Regulations have been made within the time periods prescribed by such Rules; (iv) the signers of such certificate have carefully examined the Registration Statement, the most recent Preliminary Prospectus, the Disclosure Package and the Prospectus, and any amendments or supplements thereto (including any documents incorporated or deemed to be incorporated by reference into the most recent Preliminary Prospectus and the Prospectus), and, in their opinion, the Registration Statement as of the Effective Date, the Disclosure Package, as of the Applicable Time, and the Prospectus, as of its date, did not and, on the Closing Date, do not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; (v) since the initial Effective Date of the Registration Statement, there has occurred no event required to be set forth in an amendment or supplement to the Registration Statement, the most recent Preliminary Prospectus or the Prospectus which has not been so set forth and there has been no document required to be filed under the Securities Act and the Rules and Regulations or the Exchange Act and the Exchange Act Regulations that upon such filing would be deemed to be incorporated by reference into the Registration Statement, the most recent Preliminary Prospectus or the Prospectus that has not been so filed; and (vi) no event contemplated by Section 6(h) hereof has occurred.

(h) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Disclosure Package as of the date of this Agreement that, in the Representative’s judgment, is material and adverse and that makes it, in the Representative’s judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Disclosure Package.

(i) Concurrently with the execution of this Agreement, the Representative shall have received from BDO USA, LLP, the Company’s independent registered public accounting firm, a “comfort” letter (the “initial comfort letter”) addressed to the Representative on behalf of the Underwriters, dated the date hereof, and in form and substance satisfactory to the Representative (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent Preliminary Prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

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(j) The Representative shall have received a “bring-down comfort” letter (the “bring-down comfort letter”) from BDO USA, LLP, the Company’s independent registered public accounting firm, addressed to the Representative on behalf of the Underwriters, dated the Closing Date, and in form and substance satisfactory to the Representative (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down comfort letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date of the bring-down comfort letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial comfort letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial comfort letter.

(k) Prior to or on the Closing Date, the Representative shall have been furnished by the Company such additional documents and certificates as the Representative or counsel for the Underwriters may reasonably request.

(l) Subsequent to the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded to the debt securities of the Company or any of its Subsidiaries by any “nationally recognized statistical rating organization” (as that term is defined in Rule 436(g)(2) of the Rules and Regulations), and (ii) no such organization shall have publicly announced that it has any such debt securities under surveillance or review with possible negative implications.

(m) Subsequent to the execution and delivery of this Agreement, there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction; (ii) a banking moratorium shall have been declared by federal or state authorities; (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States; or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of the Representative, impracticable or inadvisable to proceed with the offering of the Notes or on the terms and in the manner contemplated in the Prospectus.

All opinions, certificates, letters and documents referred to in this Section 6 will be in compliance with the provisions of this Agreement only if they are satisfactory in form and substance to the Representative and to counsel for the Underwriters. The Company will furnish to the Representative conformed copies of such opinions, certificates, letters and other documents in such number as the Representative will reasonably request.

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7. Indemnification and Contribution. (a) The Company and the Guarantors, jointly and severally, agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Disclosure Package, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, any “road show” (as defined in Rule 433) not constituting an issuer free writing prospectus as defined in Rule 433(h) under the Securities Act (a “Non-Prospectus Road Show”) or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use therein.

(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, each Guarantor and each person, if any, who controls the Company or any Guarantor within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company and each Guarantor to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in the Registration Statement, any preliminary prospectus, the Disclosure Package, any issuer free writing prospectus, Non-Prospectus Road Show or the Prospectus or any amendment or supplement thereto.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 7(a) or 7(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that

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the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Representative, in the case of parties indemnified pursuant to Section 7(a), and by the Company, in the case of parties indemnified pursuant to Section 7(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d) To the extent the indemnification provided for in Section 7(a) or 7(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 7(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 7(d)(i) above but also the relative fault of the Company and the Guarantors on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors on the one hand and the Underwriters on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Securities. The relative fault of the Company and the Guarantors on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Guarantors or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the respective number of Securities they have purchased hereunder, and not joint.

(e) The Company, the Guarantors and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 7(d). The amount paid or payable by an indemnified party as a result of the losses,

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claims, damages and liabilities referred to in Section 7(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f) The indemnity and contribution provisions contained in this Section 7 and the representations, warranties and other statements of the Company and the Guarantors contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, the Guarantors, their respective officers or directors or any person controlling the Company or any Guarantor and (iii) acceptance of and payment for any of the Securities.

8. Substitution of Underwriters. If any Underwriter defaults in its obligation to purchase the principal amount of the Securities which it has agreed to purchase under this Agreement, the non-defaulting Underwriters will be obligated to purchase (in the respective proportions which the principal amount of the Securities set forth opposite the name of each non-defaulting Underwriter in Schedule I hereto bears to the total principal amount of the Securities less the principal amount of the Securities the defaulting Underwriter agreed to purchase set forth in Schedule I hereto) the principal amount of the Securities which the defaulting Underwriter agreed but failed to purchase; except that the non-defaulting Underwriters will not be obligated to purchase any of the Securities if the total principal amount of the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase exceeds 9.09% of the total principal amount of the Securities, and any non-defaulting Underwriters will not be obligated to purchase more than 110% of the principal amount of the Securities set forth opposite its name in Schedule I hereto. If the foregoing maximums are exceeded, the non-defaulting Underwriters, and any other underwriters satisfactory to the Representative who so agree, will have the right, but will not be obligated, to purchase (in such proportions as may be agreed upon among them) all of the Securities. If the non-defaulting Underwriters or the other underwriters satisfactory to the Underwriters do not elect to purchase the Securities that the defaulting Underwriter or Underwriters agreed but failed to purchase within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except for the indemnity and contribution agreements of the Company and the Underwriters contained in Section 7 of this Agreement. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter pursuant to this Section 8.

If the non-defaulting Underwriters or the other underwriters satisfactory to the Representative are obligated or agree to purchase the Securities of a defaulting Underwriter, the

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Representative may postpone the Closing Date for up to seven full Business Days in order that the Company may effect any changes that may be necessary in the Registration Statement or the Prospectus or in any other document or agreement, and the Company agrees to file promptly any amendments or any supplements to the Registration Statement or the Prospectus which, in the opinion of the Representative, may thereby be made necessary.

Nothing contained herein will relieve a defaulting Underwriter of any liability it may have for damages caused by its default.

9. Termination. Until the Closing Date, this Agreement may be terminated by the Representative on behalf of the Underwriters by giving notice as hereinafter provided to the Company if (i) the Company will have failed, refused or been unable, at or prior to the Closing Date, to perform any agreement on its part to be performed hereunder, (ii) any of the events described in Sections 6(h), 6(l) and 6(m) of this Agreement, shall have occurred, or (iii) any other condition to the Underwriters’ obligations hereunder is not fulfilled when required hereby. Any termination of this Agreement pursuant to this Section 9 will be without liability on the part of the Company or any Underwriter, except as otherwise provided in Sections 4(j) and 7 hereof.

Any notice referred to above may be given at the address specified in Section 11 of this Agreement in writing or by telegraph or telephone, and if by telegraph or telephone, will be immediately confirmed in writing.

10. Survival of Certain Provisions. The agreements contained in Section 7 of this Agreement and the representations, warranties and agreements of the Company contained in Sections 1 and 4 of this Agreement will survive the delivery of the Notes to the Underwriters hereunder and will remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

11. Notices. Except as otherwise provided in this Agreement, (a) whenever notice is required by the provisions of this Agreement to be given to the Company, such notice will be in writing by mail, telex or facsimile transmission addressed to the Company or any Guarantor at 800 S. Douglas Road, 12th Floor, Coral Gables, Florida 33134, facsimile number (305) 406-1907, Attention: Alberto de Cardenas, Esq., and (b) whenever notice is required by the provisions of this Agreement to be given to the several Underwriters, such notice will be in writing by mail, telex or facsimile transmission addressed to the Representative in care of Barclays Capital Inc., 200 Park Ave, New York, New York 10166, facsimile number (212) 412-7305, Attention: Investment Grade Syndicate (with a copy to the General Counsel at the same address).

12. Information Furnished by Underwriters. The Underwriters severally confirm that the information appearing in the list of names of each of the Underwriters under the caption “Underwriting” in the most recent Preliminary Prospectus and the Prospectus and the statements in the second sentence of the third paragraph and the first, second and third sentences of the eighth paragraph, both under the caption “Underwriting” in the most recent Preliminary Prospectus and the Prospectus, constitute the only written information furnished to the Company by the Representative on behalf of the Underwriters, referred to in Sections 1(e), 7(a) and 7(b) of this Agreement.

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13. Research Analyst Independence. The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering of the Notes that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters’ investment banking divisions. The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

14. Nature of Relationship. The Company and the Guarantors acknowledge and agree that in connection with the offering and the sale of the Securities or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (i) no fiduciary or agency relationship between the Company and the Guarantors and any other person, on the one hand, and the Underwriters, on the other hand, exists; (ii) the Underwriters are not acting as advisors, experts or otherwise, to the Company or the Guarantors, including, without limitation, with respect to the determination of the public offering price of the Securities, and such relationship between the Company and the Guarantors, on the one hand, and the Underwriters, on the other hand, is entirely and solely a commercial relationship, based on arms-length negotiations; (iii) any duties and obligations that the Underwriters may have to the Company and the Guarantors shall be limited to those duties and obligations specifically stated herein; and (iv) the Underwriters and their respective affiliates may have interests that differ from those of the Company. The Company and the Guarantors hereby waive any claims that each of the Company and the Guarantors may have against the Underwriters with respect to any breach of fiduciary duty in connection with this offering.

15. Parties. This Agreement will inure to the benefit of and be binding upon the several Underwriters, the Company, the Guarantors and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements contained in this Agreement will also be deemed to be for the benefit of the person or persons, if any, who control any Underwriter, the Company or any of the Guarantors within the meaning of Section 15 of the Securities Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act and (b) the indemnification agreement of the Underwriters contained in Section 7 of this Agreement will be deemed to be for the benefit of directors of the Company and the Guarantors, officers of the Company and the Guarantors who signed the Registration Statement and any person controlling the Company or the Guarantors within the meaning of Section 15 of the Securities Act. Nothing in this Agreement will be construed to give any person, other than the persons referred to in this paragraph, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

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16. Definition of “Business Day” and “Subsidiary.” For purposes of this Agreement, (a) “Business Day” means any day on which the New York Stock Exchange is open for trading, other than any day on which commercial banks are authorized or required to be closed in New York City and (b) “Subsidiary” means “subsidiary” as such term is defined in Rule 405 of the Rules and Regulations and includes both partnerships and corporations.

17. Governing Law. This Agreement will be governed by, and construed in accordance with, the laws of the State of New York.

18. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

19. Counterparts. This Agreement may be signed in one or more counterparts, each of which will constitute an original and all of which together will constitute one and the same agreement.

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Please confirm, by signing and returning to us two counterparts of this Agreement, that the foregoing correctly sets forth the agreement between the Company and the several Underwriters.

Very truly yours,

MASTEC, INC.

By:	/s/ C. Robert Campbell
Name:	C. Robert Campbell
Title:	EVP & CFO

Signature Page to Underwriting Agreement

MASTEC NORTH AMERICA, INC.

By:	/s/ C. Robert Campbell
Name:	C. Robert Campbell
Title:	EVP & CFO

Signature Page to Underwriting Agreement

MASTEC RENEWABLES CONSTRUCTION COMPANY, INC.

By:	/s/ Robert Apple
Name:	Robert Apple
Title:	President

Signature Page to Underwriting Agreement

GLOBETEC CONSTRUCTION, LLC
MASTEC RESIDENTIAL SERVICES, LLC
POWER PARTNERS MASTEC, LLC

By their sole member:
MASTEC NORTH AMERICA, INC.

By:	/s/ C. Robert Campbell
Name:	C. Robert Campbell
Title:	EVP & CFO

MASTEC NETWORK SOLUTIONS, LLC
PRECISION ACQUISITION, LLC

By their sole member:
MASTEC, INC.

By:	/s/ C. Robert Campbell
Name:	C. Robert Campbell
Title:	EVP & CFO

Signature Page to Underwriting Agreement

CAM COMMUNICATIONS, INC.

By:	/s/ Robert Apple
Name:	Robert Apple
Title:	President

Signature Page to Underwriting Agreement

OPTIMA NETWORK SERVICES, INC.

By:	/s/ Robert Apple
Name:	Robert Apple
Title:	President

MASTEC WIRELESS SERVICES, LLC

By its sole member:
OPTIMA NETWORK SERVICES, INC.

By:	/s/ Robert Apple
Name:	Robert Apple
Title:	President

Signature Page to Underwriting Agreement

POWER PARTNERS MASTEC, INC.

By:	/s/ Robert Apple
Name:	Robert Apple
Title:	President

Signature Page to Underwriting Agreement

EC SOURCE SERVICES, LLC

By:	/s/ Robert Apple
Name:	Robert Apple
Title:	EVP & Secretary

EC SOURCE AVIATION, LLC

By its sole member:
EC SOURCE SERVICES, LLC

By:	/s/ Robert Apple
Name:	Robert Apple
Title:	EVP & Secretary

Signature Page to Underwriting Agreement

PRECISION PIPELINE LLC
PRECISION TRANSPORT COMPANY, LLC

By:	/s/ Alberto de Cardenas
Name:	Alberto de Cardenas
Title:	Assistant Secretary

Signature Page to Underwriting Agreement

PUMPCO, INC.

By:	/s/ Robert Apple
Name:	Robert Apple
Title:	VP

Signature Page to Underwriting Agreement

THREE PHASE ACQUISITION CORP.

By:	/s/ Robert Apple
Name:	Robert Apple
Title:	President

Signature Page to Underwriting Agreement

THREE PHASE LINE CONSTRUCTION, INC.

By:	/s/ T. Michael Love
Name:	T. Michael Love
Title:	Treasurer

Signature Page to Underwriting Agreement

WANZEK CONSTRUCTION, INC.

By:	/s/ Robert Apple
Name:	Robert Apple
Title:	VP

Signature Page to Underwriting Agreement

The foregoing Agreement is hereby confirmed and

accepted as of the date first above written

BARCLAYS CAPITAL INC.

By:	/s/ John B. Richert
Name:	John B. Richert
Title:	Managing Director

As Representative and on behalf of the several Underwriters named in Schedule I hereto

Signature Page to Underwriting Agreement

SCHEDULE I

Underwriter	Principal Amount of Notes to be Purchased
Barclays Capital Inc.	$150,000,000
Morgan Stanley & Co. LLC	85,000,000
SunTrust Robinson Humphrey, Inc.	85,000,000
FBR Capital Markets & Co.	30,000,000
KeyBanc Capital Markets Inc.	30,000,000
Stifel, Nicolaus & Company, Incorporated	20,000,000
Total	$400,000,000

SCHEDULE II

ISSUER FREE WRITING PROSPECTUSES

•	Final Term Sheet, dated March 6, 2013, relating to the Securities, as filed pursuant to Rule 433 under the Securities Act and attached as Schedule III hereto.

SCHEDULE III

Pricing Term Sheet dated as of March 6, 2013	Registration File No. 333-180608
Supplementing the Preliminary
Prospectus Supplement
dated March 1, 2013

MASTEC, INC.

4.875% SENIOR NOTES DUE 2023

Issuer:	MasTec, Inc.

Principal Amount:	$400,000,000, which represents an increase of $50,000,000 from the preliminary prospectus supplement

Security Type:	Senior Notes

Legal Format:	SEC Registered

Trade Date:	March 6, 2013

Settlement Date:	March 18, 2013 (T+8)

Maturity Date:	March 15, 2023

Issue Price:	100% of principal amount

Gross Spread:	1.50% of principal amount

Net Proceeds to Issuer:	$394,000,000

Coupon:	4.875%

Benchmark Treasury:	2.00% due February 15, 2023

Spread to Benchmark Treasury:	293 basis points (2.934%)

Treasury Strike:	1.941%

All-in Yield:	4.875%

Interest Payment Dates:	Semi-annually on March 15 and September 15, commencing on September 15, 2013

Record Dates:	March 1 and September 1

Optional Redemption:	The Issuer may redeem the Notes, in whole or in part, at any time on or after March 15, 2018. The redemption price for the Notes (expressed as a percentage of principal amount) will be as follows, plus accrued and unpaid interest, if any, to the redemption date, if redeemed during the 12-month period commencing on March 15 of any year set forth below:

Year	Redemption Price
2018	102.438%
2019	101.625%
2020	100.813%
2021 and thereafter	100.000%

In addition, at any time prior to March 15, 2016, the Issuer may redeem up to 35% of the principal amount of the Notes with an amount equal to the amount of the Net Cash Proceeds of one or more sales of Capital Stock (other than Disqualified Stock) of the Issuer at a redemption price (expressed as a percentage of principal amount) of 104.875%, plus accrued and unpaid interest to the redemption date; provided that at least 65% of the aggregate principal amount of the Notes originally issued on the Closing Date remains outstanding after each such redemption (excluding Notes held by the Issuer and its Subsidiaries) and notice of any such redemption is mailed within 90 days of each such sale of Capital Stock.

In addition, at any time prior to March 15, 2018, the Issuer may redeem all or a part of the Notes at a redemption price equal to 100% of the principal amount of Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, the redemption date, subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date.

Denominations:	$2,000 and multiples of $1,000 in excess thereof.

CUSIP:	576323AN9

ISIN:	US576323AN93

Underwriters:	Barclays Capital (37.5%) (joint bookrunner)
Morgan Stanley (21.25%) (joint bookrunner)
SunTrust Robinson Humphrey (21.25%) (joint bookrunner)
FBR (7.5%)
KeyBanc Capital Markets (7.5%)
Stifel (5.0%)

The information in this communication supersedes the information in the preliminary prospectus supplement to the extent it is inconsistent with such information. Other information presented in the preliminary prospectus supplement is deemed to have changed to the extent affected by the changes described herein.

The issuer has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC) for this offering. Before you invest, you should read the prospectus for this offering in that registration statement, and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the prospectus from Barclays Capital Inc. by calling 1-888-227-2275, extension 2663.

Any disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such disclaimers or other notices were automatically generated as a result of this communication being sent via Bloomberg email or another communication system.

SCHEDULE IV

GUARANTORS

Cam Communications, Inc.

EC Source Aviation, LLC

EC Source Services, LLC

GlobeTec Construction, LLC

MasTec Network Solutions, LLC (f/k/a Nsoro MasTec, LLC)

MasTec North America, Inc.

MasTec Renewables Construction Company, Inc.

MasTec Residential Services, LLC

MasTec Wireless Services, LLC

Optima Network Services, Inc.

Power Partners MasTec, Inc.

Power Partners MasTec, LLC

Precision Acquisition, LLC

Precision Pipeline LLC

Precision Transport Company, LLC

Pumpco, Inc.

Three Phase Acquisition Corp.

Three Phase Line Construction, Inc.

Wanzek Construction, Inc.

SCHEDULE V

SIGNIFICANT SUBSIDIARIES

As used in the Underwriting Agreement, the “Significant Subsidiaries” of the Company are as follows:

EC Source Services, LLC

MasTec Network Solutions f/k/a Nsoro MasTec, LLC

MasTec North America, Inc.

Precision Acquisition, LLC

Precision Pipeline LLC

Pumpco, Inc.

Wanzek Construction, Inc.

Exhibit A

Form of Opinion of Counsel to the Company

1.	The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Florida and has the corporate power and authority to own its property and to conduct its business as described in the Disclosure Package and the Prospectus.

2.	Each of the Company’s Significant Subsidiaries has been duly organized, is validly existing and in good standing as a corporation or other business entity under the laws of its jurisdiction of incorporation or organization and is duly qualified to do business and in good standing as a foreign corporation or other business entity in each jurisdiction in which the conduct of its business or its ownership or lease of property requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect.

3.	To the knowledge of such counsel, and except as disclosed in the most recent Preliminary Prospectus and the Prospectus, all of the outstanding shares of capital stock, partnership interests or other ownership interests of each of the Company’s Significant Subsidiaries are owned directly or indirectly by the Company, free and clear of any claim, lien, encumbrance, security interest, restriction upon voting or transfer, preemptive rights or any other claim of any third party.

4.	Each Guarantor that is a signatory to the Indenture (each such Guarantor an “Opining Guarantor”) has been duly incorporated or organized, is validly existing as a corporation or limited liability company in good standing under the laws of the jurisdiction in which it is chartered or formed, and has the corporate or limited liability company power and authority to own its property and to conduct its business as described in the Disclosure Package and the Prospectus.

5.	The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in each of the Disclosure Package and the Prospectus.

6.	The Underwriting Agreement has been duly authorized, executed and delivered by the Company and each Guarantor.

7.	The Indenture (which includes the Guarantees) and the Securities have been duly authorized, executed and delivered by the Company and each Opining Guarantor that is a signatory thereto. The Indenture has been qualified under the Trust Indenture Act and constitutes a valid and binding obligation of the Company and each Guarantor enforceable against the Company and each Guarantor in accordance with its terms. The Notes are in the form contemplated by the Indenture and, when duly authenticated by the Trustee, executed and delivered by the Company and paid for in accordance with the terms of the Underwriting Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture. When the Notes have been duly authenticated by the Trustee, executed and delivered by the Company and paid for in accordance with the terms of the Underwriting Agreement, the Guarantees will constitute valid and binding obligations of each Guarantor, enforceable against each Guarantor in accordance with their terms.

8.	The execution and delivery by the Company and each Opining Guarantor of, and the performance by the Company and each Opining Guarantor of its obligations under, the Underwriting Agreement, the Indenture and the Securities will not contravene (A) any provision of any federal, Delaware, New York, Florida, Nevada or Texas statute or governmental rule or regulation which, in our experience, is normally applicable both to general business corporations that are not engaged in regulated business activities and to transactions of the type contemplated by the Disclosure Package and the Prospectus (but without our having made any special investigation as to other laws and provided that we express no opinion in this paragraph with respect to (i) any laws, rules or regulations to which the Company or any Opining Guarantor may be subject as a result of the Underwriters’ legal or regulatory status or the involvement of the Underwriters in such transactions, and (ii) any laws, rules or regulations relating to misrepresentations or fraud); or (B) the articles or certificate of incorporation, by-laws, operating or limited liability company agreement of the Company or such Opining Guarantors, as the case may be, or to our actual knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any Opining Guarantor. No consent, approval, authorization or order of, or qualification with, any federal, Delaware, New York, Florida, Nevada or Texas governmental body or agency is required for the performance by the Company or any Opining Guarantor of its obligations, under the Underwriting Agreement, the Indenture or the Securities, which, in our experience, is normally applicable both to general business corporations that are not engaged in regulated business activities and to transactions of the type contemplated by the Dislcosure Package and the Prospectus, except such as have been obtained, or may be required by the securities laws or Blue Sky laws of the various states in connection with the offer and sale of the Notes.

9.	The execution and delivery by the Company and the Opining Guarantors of, and the performance by the Company and the Opining Guarantors of their respective obligations under, the Underwriting Agreement, the Indenture, and the Securities will not contravene in any material respect any agreement that is still in effect and is an exhibit to the Company’s Form 10-K for the year ended December 31, 2012 (as supplemented or amended by documents subsequently filed by the Company with the SEC) or that has been filed with the SEC subsequent thereto; provided, however, that for purposes of this opinion as it relates to (i) that certain Third Amended and Restated Credit Agreement, dated as of August 22, 2011, among MasTec, Inc., certain of MasTec’s subsidiaries, Bank of America, N.A., as administrative agent, swing line lender and L/C Issuer, and the other lenders party thereto, and (ii) the Indenture, dated January 31, 2007, as amended and supplemented, by and among MasTec, Inc., certain of MasTec’s subsidiaries and U.S. Bank National Association, as trustee, we have assumed that all of the representations and warranties contained in the related Chief Financial Officer’s certificate addressed to us are true and correct and we express no opinion as to any financial test or cross default provision in any such credit agreement or indenture.

10.	The statements relating to legal matters or documents included in the Disclosure Package and the Prospectus under the heading “Description of the Notes,” and “Certain United States Federal Income Tax Considerations” fairly summarize in all material respects such matters or documents.

11.	After due inquiry, such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company, any Guarantor or any Significant Subsidiary is a party or to which any of the properties of the Company, any Guarantor or any Significant Subsidiary is subject that are required to be described in the Registration Statement or the Prospectus by Item 103 of Regulation S-K under the Securities Act and are not so described.

12.	The Company and each of the Guarantors is not, and after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Disclosure Package and the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

13.	(A) In the opinion of such counsel, the Registration Statement and the Prospectus (except for the financial statements and financial schedules and other financial included therein, as to which such counsel need not express any opinion) appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the applicable Rules and Regulations of the Commission thereunder and the Trust Indenture Act, and (B) nothing has come to the attention of such counsel that causes such counsel to believe that (1) the Registration Statement or the prospectus included therein (except for the financial statements and financial schedules and other financial data included therein, as to which such counsel need not express any belief) at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (2) the Disclosure Package (except for the financial statements and financial schedules and other financial data included therein, as to which such counsel need not express any belief) as of the Applicable Time and as amended or supplemented, if applicable, as of the Closing Date contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (3) the Prospectus (except for the financial statements and financial schedules and other financial data included therein, as to which such counsel need not express any belief) as of its date and as amended or supplemented, if applicable, as of the Closing Date contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

14.	The Registration Statement and any amendment thereto have become effective under the Securities Act; and to such counsel’s knowledge; the Commission has not issued any order preventing or suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or Issuer Free Writing Prospectus, and no proceeding for any such purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been instituted or threatened by the Commission; and the Commission has not notified the Company of any objection to the use of the form of the Registration Statement.

15.	The Registration Statement, as of the Effective Date, and the Prospectus, as of its date and as of the Closing Date, and any further amendments or supplements thereto made by the Company as of their respective effective or issue dates and as of the Closing Date, complied as to form in all material respects with the applicable requirements of the Securities Act and the Rules and Regulations and the Trust Indenture Act and the rules and regulations thereunder (other than the financial statements and notes thereto and the other financial data contained therein, as to which such counsel need express no opinion).

16.	The documents incorporated by reference in the most recent Preliminary Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed, in all material respects, to the requirements of the Securities Act and the Rules and Regulations or the Exchange Act or the Exchange Act Regulations, as applicable (except that no opinion need be expressed as to the financial statements and notes thereto and the other financial data contained therein or omitted therefrom).

17.	To the knowledge of such counsel, there are no contracts or documents required to be described in the Registration Statement or Prospectus or to be filed as exhibits thereto which are not described or filed as required.

Exhibit B

Form of Opinion of the General Counsel of the Company

1. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

2. Each Guarantor is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

3. Except as otherwise disclosed in the Disclosure Package and the Prospectus, there is no legal or governmental proceeding that is pending or threatened against the Company or any of its subsidiaries that has caused me to conclude that such proceeding would be required to be described by Item 103 of Regulation S-K under the Securities Act but is not so described in the Disclosure Package and Prospectus; and the statement as to legal matters, documents or proceedings included or incorporated by reference into the Disclosure Package and the Prospectus fairly summarize in all material respects such matters, documents and proceedings.

4. The shares of the Company’s common stock outstanding have been duly authorized and are validly issued, fully paid and non-assessable.

Exhibit C

Form of Opinion of the General Counsel of the Company with respect to [Power Partners

MasTec, LLC, Three Phase Line Construction, Inc. and Three Phase Acquisition Corp.]1

1. Each of the Guarantors has been duly incorporated and is validly existing as a corporation in good standing under the laws of its respective state of incorporation.

2. Each of the Guarantors has all requisite power and authority to own and operate its property and to conduct its business as described in the Disclosure Package and Prospectus.

3. The authorized capital stock or limited liability company interests of the Guarantors is as set forth on Schedule [—] hereto, and based solely on our review of each such Guarantor’s stock ledger or operating agreement, as applicable, the Company or a Guarantor is the owner of record of the shares or member interests of such Guarantor’s capital stock or limited liability company interests as set forth on Schedule [—] hereto.

4. The Indenture (which includes the Guarantees) and the Underwriting Agreement have been duly authorized, executed and delivered by the Guarantors that are signatories thereto.

5. The execution and delivery by each Guarantor of the Underwriting Agreement has been duly authorized by all requisite corporate action on the part of each such Guarantor.

6. The execution and delivery by each Guarantor of, and the performance by each Guarantor of its obligations under, the Underwriting Agreement and the Indenture (including the Guarantee) to be entered into by each Guarantor in connection with the transactions contemplated thereby will not contravene any provision of the Articles of Incorporation or By-Laws of such Guarantor.

7. No consent, approval, authorization or order of, or qualification with, any federal, [            ] or [            ] governmental body or agency is required for the performance by any Guarantor of its obligations, under the Underwriting Agreement, the Indenture or the Securities, which, in my experience, is normally applicable both to general business corporations that are not engaged in regulated business activities and to transactions of the type contemplated by the Dislcosure Package and the Prospectus, except such as have been obtained, or may be required by the securities laws or Blue Sky laws of the various states in connection with the offer and sale of the Notes (as to which laws I express no opinion).

[1]	Opinions for any Guarantors not covered by GT or other local counsel opinions due to their jurisdiction or their insignificance.